Exhibit 23.4

CONSENT OF ROBERT HENDERSON
TO BEING NAMED AS A QUALIFIED PERSON

April 4, 2007

I have been named and identified as a “qualified person” in connection with the mineral reserve and mineral resource estimates as at December 31, 2006 in the Annual Information Form for the year ended December 31, 2006 and the Annual Report on Form 40-F of Kinross Gold Corporation.

I hereby consent to the incorporation by reference of the information contained in the Annual Report on Form 40-F into this Registration Statement.

Sincerely,

/s/  Robert Henderson
Robert Henderson